UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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☐ Soliciting Material Pursuant to § 240.14a-12

Colorado Goldfields Inc. (Name of Registrant as Specified In Its Charter)

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COLORADO GOLDFIELDS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 17, 2008

TO THE STOCKHOLDERS OF COLORADO GOLDFIELDS INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Colorado Goldfields Inc. (the “Company”) will be held on March 17, 2008, at the offices of the Company’s legal counsel, Jackson Kelly PLLC, located at 1099 18th Street, Suite 2150, Denver, Colorado, 80202. The meeting will start promptly at 10:00 a.m. and is being held to consider the following items:

1.	To elect directors to serve for a term of one (1) year or until their successors are duly elected and qualified;

2.	To approve the Colorado Goldfields Inc. 2008 Stock Incentive Plan for purposes of qualifying the plan under Section 422 of the Internal Revenue Code;

3.	To ratify the action of the Board of Directors in appointing GHP Horwath, P.C. as the Company’s independent registered public accounting firm;

4.	To transact other business that may properly come before the Annual Meeting.

     All of the foregoing is more fully set forth in the Proxy Statement accompanying this Notice.

     The Board of Directors of the Company has set the close of business on February 4, 2008 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the Annual Meeting in person. IF YOU CANNOT ATTEND THE ANNUAL MEETING, PLEASE TAKE THE TIME TO PROMPTLY VOTE YOUR PROXY BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD .

By Order of the Board of Directors,

/s/ Todd C. Hennis
Chief Executive Officer and President

March 3, 2008 Lakewood, Colorado

COLORADO GOLDFIELDS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Table of Contents
Information Concerning Solicitation and Voting	1
Proposal No. 1 Election of Directors	4
Corporate Governance	6
Executive and Director Compensation	10
Transactions with Related Persons	13
Ownership of Securities	14
Proposal No. 2 Approval of the Colorado Goldfields Inc. 2008 Stock Incentive Plan	15
under Section 422 of the Internal Revenue Code
Proposal No. 3 Ratification of Appointment of Independent Registered Public	22
Accounting Firm
Other Matters	24

Colorado Goldfields Inc. 2008 Stock Incentive Plan	A-1

COLORADO GOLDFIELDS INC. 10920 West Alameda Avenue, Suite 207 Lakewood, Colorado 80226 Annual Meeting of Stockholders March 17, 2008

PROXY STATEMENT

     The Board of Directors of Colorado Goldfields Inc. (the “Company”), a Nevada corporation, solicits your proxy for the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held at 10:00 a.m. on March 17, 2008, at the offices of our legal counsel, Jackson Kelly PLLC, located at 1099 18th Street, Suite 2150, Denver, Colorado 80202 or any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting.

     These proxy solicitation materials were first distributed on or about February 4, 2008 to all stockholders entitled to vote at the Annual Meeting.

INFORMATION CONCERNING SOLICITATION AND VOTING

What is the purpose of the Annual Meeting?

     At the Annual Meeting, stockholders will act upon the matters described in the accompanying Notice of Annual Meeting of Stockholders. These actions include the election of directors, approval of the Colorado Goldfields Inc. 2008 Stock Incentive Plan for purposes of qualifying the plan under Section 422 of the Internal Revenue Code, and ratification of the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm. In addition, our management will report on the Company’s performance during fiscal 2007 and respond to questions from stockholders.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, February 4, 2008, are entitled to receive notice of and to vote at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the Annual Meeting?

     All stockholders of record at the close of business on the record date, or their duly appointed proxies, may attend the Annual Meeting.

What constitutes a quorum?

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock of the Company outstanding on the record date and entitled to vote will constitute a quorum. A quorum is required for business to be conducted at the Annual Meeting. As of the February 4, 2008 record date, 96,843,600 shares of our Common Stock were outstanding and entitled to vote. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered part of the quorum. Similarly, “broker non-votes” (described below) will be counted in determining whether there is a quorum.

How do I vote?

     You may vote either by casting your vote in person at the Annual Meeting, or by marking, signing and dating each proxy card you receive and returning it in the prepaid envelope.

What does the Board recommend?

     The Board’s recommendations are set forth after the description of each item in this proxy statement. In summary, the Board recommends a vote:

  “FOR” election of the four (4) director nominees (see Proposal No. 1).
  “FOR” approval of the Colorado Goldfields Inc. 2008 Stock Incentive Plan for purposes of qualifying the plan under Section 422 of the Internal Revenue Code (see Proposal No. 2).

  “FOR” ratification of the Board of Director’s appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for fiscal 2008 (see Proposal No. 3).

How will my shares be voted?

     Your shares will be voted as you indicate on the proxy card. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted “FOR” the election of the four director nominees listed below, “FOR” approval of the Colorado Goldfields Inc. 2008 Stock Incentive Plan for purposes of qualifying the plan under Section 422 of the Internal Revenue Code, and “FOR” the ratification of the Board’s appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for fiscal 2008. Your shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented.

Can I change my vote or revoke my proxy after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. Regardless of the way in which you submitted your original proxy, you may change it by:

  Returning a later-dated signed proxy card;

  Delivering a written notice of revocation to the Company at 10920 West Alameda Avenue, Suite 207, Lakewood, Colorado 80226; or
  Attending the Annual Meeting and voting in person.

     If your shares are held through a broker or other nominee, you will need to contact that institution if you wish to change your voting instructions.

What vote is required to approve each proposal?

     If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion on some of the items to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those items and will not be counted in determining the number of shares necessary for approval for each item. A broker non-vote with respect to shares occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item from the beneficial owner or other person entitled to vote such shares.

     In the election of the directors, a plurality of the votes cast at the Annual Meeting at which a quorum is present is sufficient to elect each director. Thus, each stockholder will be entitled to vote “FOR” four (4) nominees, and the four (4) nominees with the greatest number of votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors.

     For each of Proposal No. 2 (approval of the 2008 Stock Incentive Plan) and Proposal No. 3 (ratification of the appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm), provided a quorum is present at the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting will be required for approval. Abstentions and broker non-votes are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares exists. Abstentions and broker non-votes will not be treated as votes cast and accordingly will have the effect of a negative vote with respect to Proposal Nos. 2 and 3.

Who will count the vote?

     Our Corporate Secretary will count the votes and act as the inspector of election.

Who paid for the cost of this proxy solicitation?

     The Company paid for this proxy solicitation. We also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. Proxies will be solicited by mail, telephone, or other means of communication. Our directors, officers and regular employees who are not specifically employed for proxy solicitation purposes and who will not receive any additional compensation for such activities also may solicit proxies.

Annual Report

     The Company’s Annual Report to stockholders on Form 10-KSB for the fiscal year ended August 31, 2007, is included with these proxy solicitation materials. A copy of the Company’s Annual Report, including the financial statements and the financial statement schedules included therein, is also available without charge upon written request to the Company at 10920 West Alameda Avenue, Suite 207, Lakewood, Colorado 8022, Attn.: Todd C. Hennis.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

General

     A Board of Directors consisting of four (4) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote all of the proxies received by them for the Company’s four (4) nominees. Each of the following four (4) directors has been nominated for election at the Annual Meeting: Todd C. Hennis, Gary Schellenberg, Eric Owens, and Beverly Rich (each, a “Nominee,” and collectively, the “Nominees”). Each of the Nominees presently serves on our Board of Directors.

     We do not know of any reason why any of the Nominees would be unable to serve. However, if any of the Nominees should become unavailable to serve as a director, the Board may designate a substitute nominee or reduce the size of the Board. If the Board designates a substitute nominee, the persons named as proxies will vote “FOR” that substitute nominee.

     Our Articles of Incorporation provide that the number of members of the Board of Directors may be set by amendment to the Bylaws. Our Bylaws currently provide that the number of directors on the Board may not be less than one nor more than 15. The Bylaws currently set the Board of Directors at four members, and such number may be changed by action of the Board. Each director is elected for a one-year term at each annual meeting of the stockholders. Directors serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until his or her death or retirement or until he or she shall resign or be removed.

     Set forth below is certain information regarding the Nominees. The age shown below for each Nominee is as of February 25, 2008.

Name and Address	Age	First Became Director	Position(s)

Todd C. Hennis	48	June 2007	Director, President, CEO
10920 W. Alameda Ave.
Suite 207
Lakewood, CO 80226

Gary Schellenberg	49	February 2004	Director, VP Exploration
620-650 West Georgia St.
Vancouver, BC V6B 4N9

Eric Owens	51	July 2007	Director
100 Adelaide St. West, Suite 405
Toronto, Ontario M5H 1S3

Beverly Rich	56	July 2007	Director
1553 Greene St.
Silverton, CO 81433

TODD C. HENNIS, President, CEO and Director. Mr. Hennis has 24 years experience in the mining and metals business. He is president and owner of Salem Minerals, Inc. (1987-present), San Juan Corp. (1997-present), both private mining companies headquartered in Colorado. San Juan Corp. owns the Mogul Mine and the Gold King Mine, which, in turn, own or otherwise hold title to a large number of patented mining claims located near Silverton, Colorado. Mr. Hennis is also owner and president of Gladstone Corp. (2003-present), a souvenir company, and The Gladstone Institute, Inc. (2004-present), an education/mining company. Mr. Hennis graduated from Harvard College in 1982 with honors in economics, with an emphasis on natural resource industries.

GARY SCHELLENBERG, VP Exploration and Director. Mr. Schellenberg has been a Director since February 11, 2004. Mr. Schellenberg commits approximately ten hours per-week of his time to Colorado Goldfield’s business. Mr. Schellenberg is active in three other public companies that are currently listed on the TSX Venture Exchange in Canada and one private company. The public companies that he is involved in include TNR Gold Corp., where he is a Director and President, positions he has held since August 1990, and responsible for overseeing all business operations; Argent Resources, Ltd., where he has been a Director since November 1997; and New World Resources Corp., where he has served as a Director since March 2003. Mr. Schellenberg is also the Founder, Director and President of Coast Mountain Geological Ltd., positions he has held since April 1987, where he is responsible for overseeing all business operations. During the last five years, Mr. Schellenberg was a Director and President of Secureview Systems, Inc. (formerly International Comstock Exploration Ltd.) from December 1997 to August 2003. At International Comstock, Mr. Schellenberg was responsible for overseeing all business operations. Mr. Schellenberg graduated from the University of British Columbia in 1981 with a B.Sc. in geology.

ERIC OWENS, Director. Dr. Owens is President, Treasurer and Director of Alexandria Minerals Corp. He has 23 years experience in the mineral exploration industry in North America, Mexico and Central America. Previously, he held positions with Newmont Mining, BHP Minerals, Phelps Dodge Corp. and Echo Bay Mines. Dr. Owens graduated from the University of Western Ontario in 1992 with a Ph.D. in geology and is a licensed Professional Geologist.

BEVERLY RICH, Director. Ms. Rich has been the Treasurer for San Juan County, Colorado since 1990. She also serves as the Democratic Party Chairperson for San Juan County, Colorado and is the Democratic Chairperson for the 6th Senatorial District in Colorado. She is also Chairperson for the San Juan County Historical Society, a board she has sat upon since 1980. She also serves on the board or is a member of the Red Mountain Task Force, San Juan Regional Planning Commission, Colorado County Treasurer’s Association, Colorado Public Trustee’s Association, National Historic Landmarks Stewards Association, Colorado Preservation, Inc., and the Silverton Chamber of Commerce. Ms. Rich graduated from Fort Lewis College in Durango, Colorado and is a Certified County Treasurer, certified by the Colorado County Treasurer’s Association and Colorado State University.

     There are no family relationships among our directors and executive officers

     The Board of Directors unanimously recommends that stockholders vote “FOR” each of the Nominees.

CORPORATE GOVERNANCE

Director Independence

     Our Common Stock is listed on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definition set forth in NASDAQ Rule 4200(a)(15). Using the definition set forth in that rule, we believe that Eric Owens and Beverly Rich would qualify as “independent” directors. We do not currently maintain a majority of independent directors because we are a small, exploratory stage company with limited resources.

Board Meetings

     During most of the fiscal year ended August 31, 2007, we had one director, Gary Schellenberg, due to the fact that our company had limited operations and our efforts centered towards searching for suitable mining properties. Thus, no formal Board meetings were held during the fiscal year ended August 31, 2007, and Board actions were taken by written consent. With the addition of Mr. Hennis to the Board in June of 2007, and the recent addition of two independent Board members, Owens and Rich, we anticipate more formal Board meetings for fiscal year 2008.

Audit, Compensation and Nominating Committees

     As noted above, our Common Stock is listed on the OTC Bulletin Board, which does not require companies to maintain audit, compensation or nominating committees. Until recently, we have had limited operations and were managed by a sole director who also acted as our sole employee. Considering the foregoing and the fact that we are an early stage exploration company with a small Board of Directors and limited resources, we do not maintain standing audit, compensation or nominating committees. The functions typically associated with these committees are performed by the entire Board of Directors.

Audit Committee Function

     As noted in the preceding section, we do not maintain a separately-designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, in accordance with Section 3(a)(58)(B) of the Securities Exchange Act of 1934, as amended, but no written charter governs the actions of the Board when performing the functions that would generally be performed by an audit committee. The Board of Directors has determined that no member of the Board of Directors qualifies as a financial expert (as defined in Item 407(d)(5) of Regulation S-B).

     The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues relating to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters, including fees to be paid to the independent auditor and the performance of the independent auditor.

Audit Report

     For the fiscal year ended August 31, 2007, the Board (i) reviewed and discussed the audited financial statements with management, (ii) has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented, (iii) has received the written disclosures and the letter from the Company’s independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and (iv) has discussed with the Company’s independent auditors that firm’s independence. Based upon the Board’s review and discussion of the matters above, the Board has recommended that the audited financial statements for the year ended August 31, 2007 be included in the Annual Report on Form 10-KSB and filed with the Securities and Exchange Commission (the “SEC”). All four members of the Board, namely Todd C. Hennis, Gary Schellenberg, Eric Owens and Beverly Rich concur in this recommendation.

Change in Independent Auditors

     As reported in our Current Report on Form 8-K as filed with the SEC on November 13, 2007, and as further supplemented in an amendment filed on November 27, 2007, we dismissed Manning Elliott LLP, Chartered Accountants. On November 8, 2007, we engaged GHP Horwath, P.C. of Denver, Colorado, as our independent registered public accounting firm. The decision to appoint GHP Horwath, P.C. was approved by our Board of Directors.

     Manning Elliott LLP’s report, dated November 16, 2006, on our financial statements for the fiscal years ended August 31, 2006 and 2005 did not contain an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles, except that Manning Elliott LLP’s reports contained an explanatory paragraph in respect to the substantial doubt as to our ability to continue as a going concern.

     In connection with the audit of our financial statements for the years ended August 31, 2006 and 2005 and in the subsequent interim period through the date of resignation, there were no disagreements, resolved or not, with Manning Elliott LLP on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Manning Elliott LLP, would have caused Manning Elliott LLP to make reference to the subject matter of the disagreement in connection with its report on the financial statements for such years. Manning Elliot LLP has furnished the Company with a letter addressed to the Securities and Exchange Commission stating that it agrees with the above statements.

     During the years ended August 31, 2006 and 2005, and in the subsequent interim period through the date of resignation, there were no reportable events as described in Item 304(a)(1)(iv) of Regulation S-B with our former principal independent accountant.

Nominating Committee Function

     We do not maintain a nominating committee or written policies, procedures or charter governing the nomination of director candidates except as discussed below. The Board of Directors believes that it does not need a separate nominating committee because the full Board is relatively small (four members) and is capable of performing the function of selecting Board nominees. Each member of the Board of Directors participates in the consideration of director nominees.

     The Board of Directors identifies nominees for director by seeking suggestions as to potential candidates from the current directors. Candidates suggested by a director or a stockholder for formal consideration and evaluation are presented to the full Board. The Board of Directors evaluates each nominee on a case-by-case basis and takes into account all factors it considers appropriate, including the independence, experience and judgment of the nominee. The Board of Directors believes the members of the Board should have the following attributes: business judgment, management experience, accounting and financial acumen, industry and technology knowledge, leadership ability, strategic vision and willingness to devote sufficient time to attend meetings and participate effectively on the Board of Directors.

     Although there is no formal process in place regarding the consideration of any director candidates recommended by our shareholders, our Board of Directors will consider a director candidate proposed by a shareholder. A candidate must be highly qualified in terms of business experience and be both willing and expressly interested in serving on the Board. A shareholder wishing to propose a candidate for the Board’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Colorado Goldfields Inc., Board of Directors, 10920 West Alameda Avenue, Suite 207, Lakewood, Colorado 80226, Attn.: Todd C. Hennis, Director. Submissions must include sufficient biographical information concerning the recommended individual, including age, employment history for at least the past five years indicating employer’s names and description of the employer’s business, educational background and any other biographical information that would assist the Board in determining the qualifications of the individual. The Board will consider recommendations received on or before November 4, 2008 for nomination at the 2009 annual meeting. The Board will consider nominations received beyond that date at the 2010 annual meeting.

Compensation Committee Function

     We do not maintain a compensation committee or written policies, procedures or charter governing the compensation of our executive officers. The Board of Directors believes that it does not need a separate compensation committee because the full Board is relatively small, the Company is in its exploratory stage and the Board is capable of performing the functions a compensation committee.

Compensation Report

     Prior to June 2007, our operations were limited and we had only one employee who worked on a part-time basis. In June 2007, we entered into an Option Agreement with Todd C. Hennis and a company owned by Mr. Hennis to acquire certain mining properties located in the Silverton, Colorado area. In connection with the Option Agreement, we hired Mr. Hennis as our CEO and President pursuant to an employment agreement, the terms of which are disclosed elsewhere in this Proxy Statement. Mr. Hennis’ salary and benefits which are set forth in his employment agreement were negotiated at arm’s length.

Shareholder Communications

     We do not have a formal shareholder communications process. Shareholders are welcome to communicate with the Company by forwarding correspondence to Colorado Goldfields Inc., Board of Directors, 10920 West Alameda Avenue, Suite 207, Lakewood, Colorado 80226, Attn.: Todd C. Hennis, CEO and Director.

Code of Business Conduct and Ethics

     We have adopted a code business conduct and ethics that applies to all of our executive officers and employees. The Code addresses conflicts of interest, compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in the Company’s best interest. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code. The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has such procedures in place. We will provide any person, upon request, a copy of our code of ethics free of charge. Such a request may be made by contacting C. Stephen Guyer at 10920 West Alameda Avenue, Suite 207, Lakewood, Colorado 80226.

EXECUTIVE AND DIRECTOR COMPENSATION

     Set forth below is certain information regarding the Executive Officers of the Company. The age shown below for each executive officer is as of March 17, 2008, which is the date of the Annual Meeting.

Name and Address	Age	First Became Officer and/or Director	Position(s)

Todd C. Hennis	48	June 2007	Director, President, CEO
10920 W. Alameda Ave.
Suite 207
Lakewood, CO 80226

C. Stephen Guyer	54	February 2008	Chief Financial Officer
10920 W. Alameda Ave.
Suite 207
Lakewood, CO 80226

Gary Schellenberg	49	February 2004	Director, VP Exploration
620-650 West Georgia St.
Vancouver, BC V6B 4N9

Summary Compensation Table

     The following table summarizes all compensation recorded by us in the most recent fiscal year ended August 31, 2007 for our principal executive officer and chief financial officer. No officer or employee was paid in excess of $100,000 during the most recent fiscal year. Such officers are referred to herein as our “Named Executive Officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Award ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation	Change in Pension and Nonqualified Deffered Compensation Earnings ($)	All other Compen- sation ($)	Total ($)

Todd C.	2007	16,000	Nil	Nil	Nil	Nil	Nil	700 (a)	16,700
Hennis,
President,
CEO
Gary	2007	4,900	Nil	Nil	Nil	Nil	Nil	Nil	4,900
Schellenberg,	2006	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
VP	2005	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Exploration	2004	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
______________
     (a)  Represents two months of automobile allowance at $350 per month.

     Mr. Schellenberg is employed with us on a part-time basis, and we have agreed to pay him at a rate of $700/day for his services to our company. In February 2008, we hired C. Stephen Guyer as our Chief Financial Officer. Therefore, Mr. Schellenberg is no longer our Interim Chief Financial Officer.

Executive Employment Agreement

     We entered into an Executive Employment Agreement effective on June 17, 2007 with Mr. Hennis, whereby we employed him as our Chief Executive Officer and President, for a term of 18 months (subject to renewal) in consideration for, among other things: (i) a salary of $8,000 per month for the first six months, to be increased to not less than $8,500 per month thereafter; (ii) an automobile allowance of $350 per month, plus reimbursement for mileage at the IRS standard rate; (iii) certain employee benefits, including group health insurance, pension and profit sharing and other such benefits that we may elect to provide our other employees from time to time; and (iv) the agreement by us to grant a stock option to purchase up to 600,000 shares of our Common Stock which we have granted in connection with our Board’s adoption of the 2008 Stock Incentive Plan. See Proposal No. 2 of this Proxy Statement for further information.

     The Executive Employment Agreement may be terminated: (i) upon 60 days written notice of termination from either party; (ii) upon the expiration of the initial 18 month term if the parties do not renew or extend the agreement prior to expiration; or (iii) upon the death of Mr. Hennis. Upon the termination of the Executive Employment Agreement, Mr. Hennis will be entitled to separation pay as follows:

(i)	if terminated by us, Mr. Hennis shall receive one month of base compensation for each year of service. Base compensation includes salary in effect at the time of termination, continued participation in our company’s group health insurance plan, continued life insurance coverage and, at Mr. Hennis’ expense, continued access to certain other insurance plans of our company;

(ii)	if Mr. Hennis resigns within 90 days following a change of control of our company, Mr. Hennis shall receive one month of base compensation (as described above), and, in addition, any stock options held by Mr. Hennis shall vest immediately, all of Mr. Hennis’ shares of our Common Stock, which are not already freely tradeable without restriction, shall be promptly registered with the Securities and Exchange Commission, and any bonuses remaining unpaid shall be paid immediately;

(iii)	if terminated upon expiration of the Executive Employment Agreement without renewal or extension, Mr. Hennis shall receive one month of base compensation (as described above) for each year of service by Mr. Hennis as an employee of our company; and

(iv)	if Mr. Hennis passes away during the term of the Executive Employment Agreement, Mr. Hennis’ estate shall receive one month of salary for each year of service by Mr. Hennis as our employee.

Equity Compensation Plans

     Except for the 2008 Stock Incentive Plan which our Board of Directors adopted in February 2008, we have not had any equity compensation plans in effect since our inception. In connection with the Board’s adoption of the 2008 Stock Incentive Plan, the Board granted options to purchase 1.2 million shares under the Plan, as more fully described under Proposal No. 2 of this Proxy Statement.

Non-Employee Director Fiscal 2007 Compensation

     Non-Employee Directors did not receive any compensation for their services as directors during the fiscal year ended August 31, 2007. In addition, as of the date of this Proxy Statement, we did not have in place any compensation package for our directors, although we will likely adopt in the near future a compensation package which will include a cash retainer. In addition, our non-employee directors are eligible to receive options under the 2008 Incentive Stock Plan, and we have granted options to purchase an aggregate of 100,000 shares of our Common Stock under the Plan. See Proposal No. 2 of this Proxy Statement for more information.

     The Company also pays or reimburses directors for travel, lodging and related expenses incurred in connection with attending board, committee and stockholder meetings and other Company business-related events.

TRANSACTIONS WITH RELATED PERSONS

     On January 5, 2007, we borrowed $10,000 from Gary Schellenberg, our Chief Financial Officer and Vice President. In connection with the debt, we issued an unsecured, non-interest bearing demand promissory note. Payment demand was made and we repaid the entire debt in July 2007.

     On June 17, 2007, and as amended on November 8, 2007, Todd C. Hennis, our President and Chief Executive Officer, and San Juan Corp., which is wholly-owned by Mr. Hennis (collectively, the “Optionors”), entered into an Option Agreement whereby Mr. Hennis and San Juan granted us an exclusive option to acquire up to an undivided 80% mineral interest in and to certain mining properties and claims located in San Juan County, Colorado that they own (the “San Juan Properties”). Pursuant to the Option Agreement, we paid Mr. Hennis and San Juan Corp. a cash payment of $50,000 in August 2007. The option is currently exercisable as follows:

(i)	an undivided 40% interest in the San Juan Properties will vest when we have incurred expenditures of not less than $6,000,000 on the San Juan Properties, provided that such expenditures must be incurred within five years from the date of the Option Agreement;

(ii)	an additional undivided 20% interest in the San Juan Properties will vest when: (a) we have incurred additional expenditures of not less than $3,500,000 on the San Juan Properties, provided that such expenditures must be incurred within 7.5 years from the date of the Option Agreement, and (b) we issue, subject to compliance with applicable securities laws, 10,000,000 shares of our Common Stock to the Optionors; and

(iii)	an additional undivided 20% interest in the San Juan Properties (for an aggregate of 80%) will vest when: (a) we have incurred additional expenditures of not less than $3,500,000 on the San Juan Properties, provided that such expenditures must be incurred within 10 years from the date of the Option Agreement, and (b) we issue, subject to compliance with applicable securities laws, an additional 10,000,000 shares of our Common Stock, to the Optionors.

     In addition, in order to keep the option in good standing, we must make payments to the Optionors as follows:

(i)	cash payment of $100,000 within one year from the date of the Option Agreement;

(ii)	cash payment of an additional $200,000 within two years from the date of the Option Agreement; and

(iii)	100 troy ounces of gold contained in gold dore, or the cash equivalent thereof, within three years of the date of the Option Agreement, and annually thereafter up to and including the 10th year from the date of the Option Agreement. The foregoing payments are, however, contingent upon: (i) our successful acquisition of the Pride of the West Mill located in Howardsville, Colorado, which acquisition occurred in June of this year; and (ii) the Pride of the West Mill actually being in operation during any part of the year in which payment is due. Currently, the mill is not operational.

     In connection with the Option Agreement, we also entered into a Surface Rights Agreement with Mr. Hennis and San Juan Corp. whereby we were granted a right-of-way to enter upon the San Juan Properties to perform mining exploration activities while the Option Agreement is in good standing. Under the Surface Rights Agreement, among other things, we are required to perform restoration and reclamation on the San Juan Properties, reimburse Mr. Hennis and San Juan Corp. for all property taxes on the San Juan Properties and indemnify them for losses they may incur due to our activities.

     On June 17, 2007, in connection with the Option Agreement, we entered into an Executive Employment Agreement with Mr. Hennis whereby Mr. Hennis became our President and CEO and a member of our Board of Directors. Further, on June 14, 2007, Mr. Hennis purchased 2,500,000 shares (39,500,00 shares post-splits) of our Common Stock from Gary Schellenberg, representing 44.8% of the outstanding Common Stock of the Company at the time of this related transaction.

     During the years ended August 31, 2007 and 2006 we recognized a total of $4,500 and $6,000 respectively for donated services at $500 per month and $2,250 and $3,000 respectively for donated rent at $250 per month provided by Gary Schellenberg, our CFO and director.

     During the year ended August 31, 2007, we incurred $6,377 in legal fees and mineral and exploration costs associated with services performed for or on behalf of affiliated companies owned by Mr. Hennis.

OWNERSHIP OF SECURITIES

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of February 25, 2008, by (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) the nominees and each current director and named executive officer of the Company and (iii) all executive officers and directors as a group. Except as indicated, the persons named in the table have sole voting and investment power with respect to all shares beneficially owned. Except as indicated, the address of each of the persons named in the table is that of the Company’s principal executive offices.

		Amount and Nature of	Percentage of
Title of Class	Name of Beneficial Owner	Beneficial Ownership	Common Stock
Common Stock	Todd C. Hennis	40,100,000(1)	41.2%
Common Stock	Gary Schellenberg	500,000(2)	*
Common Stock	Beverly Rich	50,000(2)	*
Common Stock	Eric Owens	50,000(2)	*
Common Stock	All officers and directors (4 persons)	40,700,000	41.5%

______________
* Less than 1%.

     (1) All shares are owned directly. Includes an option to purchase 600,000 shares of common stock at $0.70 per share which are currently exercisable.
     (2) Represents an option to purchase shares of common stock at $0.70 per share which is currently exercisable.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership of the Company’s Common Stock with the SEC. To our knowledge, during the fiscal year ended August 31, 2007, based solely on a review of such materials as are required by the SEC, no officer, director or beneficial holder of more than ten percent of our issued and outstanding shares of Common Stock failed to timely file with the SEC any form or report required to be so filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, except that Gary Schellenberg failed to file a Form 4 for a sales transaction that occurred June 14, 2007.

PROPOSAL NO. 2

     APPROVAL OF THE 2008 STOCK INCENTIVE PLAN UNDER SECTION 422 OF THE INTERNAL REVENUE CODE

     The Board of Directors has unanimously approved our 2008 Stock Incentive Plan (the “2008 Plan”) and is submitting the 2008 Plan to a vote of the stockholders for the purpose of enabling us to grant qualified incentive stock options under the 2008 Plan in compliance with Section 422 of the Internal Revenue Code, as amended (“Section 422”). Because our Common Stock is quoted on the OTC Bulletin Board (“OTCBB”), which, unlike the national stock exchanges, does not require shareholder approval of Stock Incentive Plans, we were not required to obtain shareholder approval in connection with our Board’s adoption of the 2008 Plan. However, because we believe that it is in the best interest of the Company and its shareholders that we have the ability to issue qualified “incentive stock options” as that term is defined in Section 422, under the provisions of Section 422 we are required to obtain shareholder approval of the 2008 Plan. As discussed in this proposal, the designation of an option under the plan as a qualified “incentive stock option” provides the holder of the option with certain potential tax benefits. To the extent that the 2008 Plan is not approved by our shareholders at the annual meeting, the 2008 Plan will nonetheless continue in existence as a valid plan, but any stock options granted under the 2008 Plan will be non-qualified stock options for tax purposes.

     The purpose of the Plan is to retain current, and attract new, employees, directors, consultants and advisors that have experience and ability, along with encouraging a sense of proprietorship and interest in the Company’s development and financial success. The Board of Directors believes that option grants and other forms of equity participation are an increasingly important means to retain and compensate employees, directors, advisors and consultants.

     The following is a brief summary of the 2008 Plan. The following summary is qualified in its entirety by reference to the 2008 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Common Stock Subject to the Plan

     The 2008 Plan provides that awards may be granted for up to 9,600,000 shares of our Common Stock. In the event of a subdivision of our outstanding shares of Common Stock, recapitalization, stock dividend, or other change in our corporate structure that affects our Common Stock, the Board of Directors will make an appropriate and equitable adjustment to the terms of any outstanding awards such that each participant’s proportionate interest in us remains the same. If any awards expire, terminate or are repurchased, then the underlying stock shall remain available for future awards under the 2008 Plan.

Types of Awards

     The 2008 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), non-statutory stock options, and restricted share awards (collectively, “Awards”).

Administration

     The 2008 Plan is currently administered by our Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2008 Plan and to interpret the provisions of the 2008 Plan. Pursuant to the terms of the 2008 Plan, the Board may delegate authority under the 2008 Plan to a compensation committee. However, as our Board has decided not to form a compensation committee at this time, the 2008 Plan will be administered by our full Board of Directors for the foreseeable future.

     Subject to any applicable limitations contained in the 2008 Plan, the Board of Directors selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by stock options and the dates upon which such stock options become exercisable, (ii) the exercise price of stock options and the permissible methods of payment thereof, (iii) the duration of stock options, and (iv) the number of shares of Common Stock subject to any restricted share Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price. The Board may also defer delivery of shares of Common Stock subject to any Awards to such time or times, and on such conditions, as it may specify.

     Unless terminated earlier by the Board, the 2008 Plan will expire on February 13, 2018.

Participation

     Any of our (or our subsidiaries), employees, directors or consultants are eligible to receive Awards under the 2008 Plan. However, only our (or our subsidiaries) employees can receive incentive stock options, which are described below.

Options and Restricted Shares

Incentive Stock Options and Non-statutory Stock Options.

     General. Under these awards, eligible persons are granted the right to purchase a specified number of shares of our Common Stock at a specified exercise price and subject to such other terms and conditions as are specified in connection with the stock option grant.

     Option Price. Non-statutory stock options may be granted at an exercise price which may be not less than 85% of the fair market value of the underlying Common Stock on the date of grant. However, under current law, incentive stock options may not be granted at an exercise price less than 100% of the fair market value of the underlying Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to persons holding more than 10% of our total combined voting power). The 2008 Plan permits the following forms of payment of the exercise price of stock options: (i) payment by cash or check; (ii) a “cashless exercise” through a broker whereby the optionee irrevocably instructs the broker to immediately sell option shares on exercise and deliver sufficient sales proceeds to us in payment of the exercise price and any withholding taxes; or (iii) surrender to the company of shares of Common Stock already owned by the optionee. While each of the foregoing methods of payment is permitted under the provisions of the 2008 Plan, the actual methods of payment allowable in conjunction with any given Award will be determined by the Board, or any committee acting with the authority of the Board, and a particular Award may not allow all methods of payment otherwise permissible under the 2008 Plan.

     Term of Options. The Board will, in its discretion, fix the term of each option; provided, however, that the maximum term of any option cannot exceed 10 years. Moreover, incentive stock options granted to employees who own more than 10% of the total combined voting power of our capital stock cannot exceed five years. The 2008 Plan provides for the earlier expiration of options of a participant in the event of certain terminations of employment or engagement or, if the Board so determines, in the event of a change in control.

     Vesting. Stock options are exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable stock option agreement.

     Accelerated Vesting; Mergers and Reorganizations. The Board may determine, at the time of granting an option or thereafter, that such option shall become exercisable in part or in full upon a change in control.

“Change in control” means:

(a)	a merger after which our stockholders own less than 50% of the surviving company’s stock,

(b)	a sale of substantially all of our assets, or

(c)	the acquisition by one person (or more than one person acting as a group) of stock possessing more than 50% of the total voting power of the Company during the 12- month period ending on the date of the most recent acquisition; or

(d)	change in the composition of the Board, as a result of which fewer than one-half of the incumbent directors are directors who either (A) had been directors of the company on the date 24 months prior to the date of the event that may constitute a change in control (the “original directors”) or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors election or nomination was previously so approved.

In addition, in the event that we are a party to a merger or other reorganization, outstanding options will be subject to the agreement of merger or reorganization, which may provide for:

(a)	The continuation of such outstanding Options by us (if we are the surviving corporation);

(b)	The assumption of the 2008 Plan and such outstanding Options by the surviving corporation or its parent;

(c)	The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options;

(d)	Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(e)	Settlement of the full value of the outstanding Awards in cash followed by cancellation of such Awards.

     Restrictions on Transfer and Exercise. Generally, an option may not be transferred or assigned other than by will or the laws of descent and distribution and, during the lifetime of the option holder, may be exercised solely by him. Incentive stock options may not be granted for a term in excess of ten years (five years in the case of incentive stock options granted to optionees holding more than 10% of the total combined voting power of the company or its subsidiaries).

     Buyout Provisions. The Board may at any time buy-out an option for cash or allow the optionee a buyout election on such terms as the Board establishes. Similarly, shares issued upon exercise of an option may be subject to forfeiture conditions, rights of first refusal, rights of repurchase or other transfer restrictions as the Board determines.

Restricted Share Awards. Restricted share awards entitle recipients to acquire shares of Common Stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Restricted shares may be sold or awarded for such consideration as the Board determines, including for cash or past or future services. A restricted share award may provide for accelerated vesting in the event of the participant’s death, disability or retirement or other events, subject to deferred compensation tax law limitations. The Board may also provide for accelerated vesting at the time of grant or thereafter in connection with a Change in control of the company.

Registration of Shares

     We intend to file a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock issuable pursuant to the 2008 Plan following stockholder approval.

Tax Treatment of Incentive Stock Options

     In general, no taxable income for federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option, and we will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the later of (i) two years after the date of grant or (ii) one year after the exercise of the option, upon any such disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

     If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at the date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, we will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided that such amount constitutes an ordinary and reasonable expense.

Tax Treatment of Nonqualified Stock Options

     No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and we will not be entitled to a tax deduction for such grant.

     Upon the exercise of a nonqualified stock option, the option holder will include in taxable income, for federal income tax purposes, the excess in value on the date of exercise of the shares acquired pursuant to the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder’s holding period for the shares (commencing upon the exercise of the option) and upon the subsequent appreciation or depreciation in the value of the shares.

     We generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares (less the exercise price) in his income.

Tax Treatment of Restricted Shares

     A participant will not have income upon the grant of restricted shares unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Withholding of Tax

     We are permitted to deduct and withhold amounts required to satisfy our withholding tax liabilities with respect to our employees.

Potential Limitation on Company Deductions

     As described above, Section 162(m) denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to awards under the plan or when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. The plan is designed to allow grants of awards that are “performance based” within this definition.

Benefits or Amounts to be Allocated

     It is not presently possible to determine the benefits or amounts to be received by or allocated to particular persons or groups pursuant to the 2008 Plan. It is contemplated that the Board will determine award amounts under the 2008 Plan in the future consistent with the practices that have been followed in previous years.

Amendment or Termination

     The Board of Directors is authorized to amend, suspend or terminate the Plan, except that it is not authorized, without shareholder approval, to:

  increase the number of shares available for issuance under the Plan (except for adjustments due to stock subdivisions and reorganizations;

  materially change the class of persons who are eligible for the grant of Awards;

  implement any modification that requires shareholder approval by state or federal law, or by rules and regulations of any stock exchange or quotation system on which our shares are listed.

Option Grants & New Plan Benefits

     The table set forth below indicates that number and value of options that our Board of Directors awarded to certain persons on February 14, 2008.

Name and Position	No. of Options	Exercise Price	Dollar Value
Todd C. Hennis, CEO	600,000	$0.70	$(1)
Gary Schellenberg, Vice President and Director	500,000	0.70	(1)
Executive Officers Group	1,100,000	0.70	(1)
Non-Executive Director Group	100,000	0.70	(1)
Non-Executive Officer Group	---		N/A

                (1)     The exercise price of options granted under the 2008 Plan is $0.70 per share, which was equal to the closing price of our common stock on the OTC Bulletin Board on the date of grant. The value of the options will equal the difference between the exercise price of such options and the market price of our common stock on the date of exercise of an option. Accordingly, the value to the recipient is not determinable until the option is exercised.

     In addition to the option grants noted above, we intend to grant an option to purchase 400,000 shares of our Common Stock to an exploration manager upon his employment with us in the near future. With respect to the remaining 8,000,000 shares under the 2008 Plan, because benefits under the plan will depend on the Board’s actions and the fair market value of the Common Stock at various future dates, it is not possible to determine the future benefits that will be received by directors, executive officers and other employees if the plan is approved by stockholders. The market price of our Common Stock as of February 25, 2008 was $0.78 per share.

Approval by the Shareholders of the Proposal

     The proposal to approve the Colorado Goldfields, Inc. 2008 Stock Incentive Plan for purposes of qualifying the plan under Section 422 of the Internal Revenue Code will require the affirmative vote of a majority of the shares represented in person or by proxy at the annual meeting and entitled to vote thereon. In the event that the 2008 Plan is not approved by our shareholders at the meeting, the plan will continue in effect; however, options granted pursuant to the plan will deemed to be non-qualified stock options, and such options will not be eligible for favorable tax treatment as qualified “incentive stock options” as that term is defined in Section 422 of the Internal Revenue Code.

The Board of Directors unanimously recommends that stockholders vote “FOR” the approval of the Colorado Goldfields Inc. 2008 Stock Incentive Plan for purposes of qualifying the plan under Section 422 of the Internal Revenue Code.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

     The Board of Directors has appointed GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year. GHP Horwath, P.C., a firm of registered public accountants, has served as the Company’s independent registered public accounting firm since November 8th, 2007. GHP Horwath, P.C. will audit the fiscal 2008 year-end financial statements of the Company.

     The Board of Directors has put this proposal before the stockholders because the Board believes that seeking stockholder ratification of its appointment of the Company’s independent registered public accounting firm is good corporate practice. This vote is only advisory, because the Board has the sole authority to retain and dismiss the Company’s independent registered public accounting firm. If the appointment of GHP Horwath, P.C. is not ratified, the Board will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.

     A representative of GHP Horwath, P.C. is not expected to be present at the Annual Meeting, and therefore will not be present to make a statement or be available to respond to appropriate questions from stockholders.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the Board’s appointment of GHP Horwath, P.C. as the Company’s independent registered public accounting firm for the 2008 fiscal year.

Principal Accountant Fees and Services

     The following is a summary of fees recorded by the Company in fiscal years 2007 and 2006 for professional services rendered by its auditors.

Audit Fees and Related Fees

     The aggregate fees billed and expected to be billed for each of the last two fiscal years for professional services rendered by our independent registered accounting firm for our audit of annual financial statements and for review of financial statements included in our Quarterly Reports on Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years was:

2007 - $18,000 – GHP Horwath, P.C.
2007 - $10,551 - Manning Elliot - Chartered Accountants
2006 - $8,570 - Manning Elliot - Chartered Accountants

Audit-Related Fees

     There were no fees for the years ended August 31, 2007 and 2006, for assurance and related services by our independent registered accounting firm that were reasonably related to audit or review of our financial statements not reported under “Audit Fees” listed above.

Tax Fees

     There were no fees billed in each of the last two fiscal years for professional services rendered by our independent registered accounting firm for tax compliance, tax advice and tax planning.

All Other Fees

     There were no other fees billed in each of the last two fiscal years for other products and services provided by our independent registered accounting firm.

Audit Committee’s Pre-Approval Policies and Procedures

     As discussed above, we do not maintain an audit committee. Audit Committee functions are performed by the entire Board of Directors and all accounting related activities are approved prior to the performance of any services by our independent registered accounting firm.

OTHER MATTERS

Policy on Transactions and Arrangements with Related Persons

     We have adopted a code of ethics that addresses transactions and arrangements between the Company and our officers, directors or employees. Under our code, officers, directors and employees are required to notify us regarding any actual or potential conflict of interest, and the Board of Directors and Shareholders of the Company may authorize, approve or ratify activities that create or give the appearance of a conflict of interest so long as the authorization, approval or ratification is in compliance with the applicable provisions of Chapter 78 of the Nevada Revised Statutes, including, but not limited to, Section 78.140 thereof (or any successor law.) Under the foregoing Nevada law, a contract or transaction between a corporation and one or more of its directors or officers or between a corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, is not void or voidable solely for this reason, or solely because the director or officer is present at the meeting of the corporation’s board of directors which authorizes or approves the contract or transaction or join in the execution of a written consent that authorizes or approves the transaction, or because the vote or votes of common or interested directors are counted for that purpose, provided that one of the following four requirements is met:

  The fact of the common directorship, office or financial interest is disclosed or known to the corporation’s board of directors or committee, and the corporation’s board of directors or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of the common or interested director or directors.
  The fact of the common directorship, office or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote of stockholders holding a majority of voting power. The votes of the common or interested directors or officers must be counted in any such vote of stockholders.
  The fact of the common directorship, office or financial interest is disclosed or known to the director or officer at the time the transaction is brought before the corporation’s board of directors of the corporation for action.
  The contract or transaction is fair as to the corporation at the time it is authorized or approved.

Stockholder Proposals and Director Nominations at Annual Meetings

     Shareholder proposals intended for inclusion in our fiscal 2008 proxy statement and acted upon at our 2009 Annual Meeting of Shareholders (the “2009 Annual Meeting”) must be received by us at our executive offices at 10920 West Alameda Avenue, Suite 207, Lakewood, Colorado 80226, Attention: Corporate Secretary, on or prior to November 4, 2008.

     Shareholder proposals submitted for consideration at the 2009 Annual Meeting but not submitted for inclusion in our fiscal 2008 proxy statement, including shareholder nominations for candidates for election as directors, generally must be received by us at our executive offices on or prior to November 4, 2008 in order to be considered timely under SEC rules and our bylaws. However, if the date of the 2009 Annual Meeting is a date that is not within 30 days before or after March 17, 2009, the anniversary date of the 2008 Annual Meeting, notice by the shareholder of a proposal must be received no later than the close of business on the 10th calendar day after the first to occur of (i) the day on which notice of the 2009 Annual Meeting is mailed or (ii) public disclosure of the date of the 2009 Annual Meeting is made, including disclosure in a Quarterly Report on Form 10-QSB filed by us with the SEC. Under applicable rules of the SEC, our management may vote proxies in their discretion regarding these proposals if (1) we do not receive notice of the proposal on or prior to November 4, 2008, or (2) we receive written notice of the proposal on or prior to November 4, 2008, describe the proposal in our proxy statement relating to the 2009 Annual Meeting and state how the management proxies intend to vote with respect to such proposal.

Householding

     The broker, bank or other nominee for any stockholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Company’s proxy statement and annual report to multiple stockholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, may obtain one, without charge, by addressing a request to the Corporate Secretary, Colorado Goldfields Inc., 10920 West Alameda Avenue, Suite 207, Lakewood, Colorado 80226 or by calling (303) 984-5324. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Todd C. Hennis
Todd C. Hennis, President & CEO

APPENDIX A

COLORADO GOLDFIELDS, INC.
2008 STOCK INCENTIVE PLAN

SECTION 7.	Payment For Shares	A-6
(a)	General Rule.	A-6
(b)	Surrender of Stock.	A-6
(c)	Exercise/Sale.	A-7
(d)	Exercise/Pledge.	A-7

SECTION 8.	Adjustment Of Shares; Reorganizations and Liquidations	A-7
(a)	General	A-7
(b)	Mergers and Consolidations.	A-7
(c)	Dissolution or Liquidation.	A-7
(d)	Reservation of Rights.	A-8

SECTION 9.	Securities Law Requirements	A-8

SECTION 10.No Retention Rights		A-8

SECTION 11.Duration and Amendments		A-8
(a)	Term of the Plan.	A-8
(b)	Right to Amend or Terminate the Plan	A-8
(c)	Effect of Amendment or Termination	A-9

SECTION 12. Withholding Taxes		A-9
(a)	General	A-9
(b)	Share Withholding	A-9

SECTION 13. Definitions		A-9

SECTION 14. Execution		A-12

ii

COLORADO GOLDFIELDS, INC.
2008 STOCK INCENTIVE PLAN

SECTION 1. Establishment and Purpose.

     The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of qualified Employees, Outside Directors and Consultants, and (c) linking Employees, Outside Directors and Consultants directly to shareholder interests through increased stock ownership. The Plan seeks to achieve its purpose by providing for Awards in the form of Restricted Shares or the grant of Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as Incentive Stock Options intended to qualify under Section 422 of the Code.

     Capitalized terms are defined in Section 13.

SECTION 2. Administration.

     (a) Compensation Committee of the Board of Directors. The Plan may be administered by a Compensation Committee or the entire Board of Directors. If administered by a Compensation Committee, such committee shall consist of at least three members of the Board of Directors who have been appointed by the Board of Directors, all of whom shall be Outside Directors. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Compensation Committee (if any) to whom the Board of Directors has assigned a particular function.

     (b) Authority of the Board of Directors. The Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan, but not inconsistent with (i) the Plan and (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Purchasers, all Optionees and all persons deriving their rights from a Purchaser or Optionee.

     (c) IRS Section 409A Limitations. Notwithstanding anything contained herein to the contrary, if at the time of a Employee’s termination of employment or service, as applicable, with the Company, (1) the Employee is a “specified employee” as defined in Section 409A of the Company and the regulations and guidance thereunder in effect at the time of such termination and (2) any of the payments or benefits provided hereunder may constitute “deferred compensation” under Section 409A of the Code, then, and only to the extent required by such provisions, the date of payment of such payments or benefits otherwise provided shall be delayed for a period of up to six (6) months following the date of termination of employment or service, as applicable, with the Company.

SECTION 3. Eligibility.

     (a)  General Rule. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Options or the direct award or sale of Shares. Only Employees shall be eligible for the grant of ISOs.

     (b)  Ten-Percent Stockholders. An individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries shall not be eligible for ISO designation unless (i) the Exercise Price is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection (b), in determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

     (c)  Stockholder Approval. No stock option issued under the Plan shall be an ISO unless the Plan is approved by the stockholders of the Company within twelve (12) months of its adoption by the Board in accordance with the Bylaws of the Company and governing law relating to such matters.

SECTION 4. Stock Subject to the Plan.

     (a)  Basic Limitation. Shares offered under the Plan may be authorized but unissued Shares. The aggregate number of Shares that may be issued under the Plan (upon exercise of Options or other rights to acquire Shares) shall not exceed 9,600,000 Shares, subject to adjustment pursuant to Section 7. The number of Shares that are subject to Options or other rights outstanding at any time under the Plan shall not exceed the number of Shares that then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

     (b)  Additional Shares. In the event that any outstanding Option or other right for any reason expires or is canceled or otherwise terminated, the Shares allocable to the unexercised portion of such Option or other right shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase or right of first refusal, such Shares shall again be available for the purposes of the Plan.

SECTION 5. Restricted Shares

     (a)  Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Restricted Stock Agreement. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

      (b)  Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Board of Directors may determine, including (without limitation) cash, full-recourse promissory notes, past services and future services, but only to the extent allowed under the laws of Nevada, or such other state that the Company may reorganize under. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash or past services rendered to the Company, as the Board of Directors may determine.

     (c)  Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or termination of employment, including by retirement or other events, which shall be consistent with the Plan and to the extent an Award of Restricted Shares is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The Committee may determine, at the time of granting Restricted Shares or thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

      (d)  Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

SECTION 6. Terms and Conditions of Options.

     (a)  Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

     (b)  Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 7. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

     (c)  Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). The Exercise Price of a Nonstatutory Option shall not be less than 85% of the Fair Market Value of a Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors in its sole discretion. The Exercise Price shall be payable in a form described in Section 6.

     (d)  Exercisability. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Stock Option Agreement shall be determined by the Board of Directors at its sole discretion.

     (e)  Effect of Change in Control. The Board of Directors may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company except that with respect to an ISO, the acceleration of exercisability shall not occur without the Optionee’s consent.

      (f)  Basic Term. The Stock Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

     (g)  Nontransferability. No Option shall be transferable by the Optionee other than by beneficiary designation, will or the laws of descent and distribution. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during the Optionee’s lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (h)  Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following occasions:

(i)	The expiration date determined pursuant to Subsection (g) above;

(ii)	The date 30 days after the termination of the Optionee’s Service for any reason other than Cause, Retirement or Disability, or such later date as the Board of Directors may determine;

(iii)	The date of the termination of the Optionee’s Service for Cause, or such later date as the Board of Directors may determine; or

(iv)	The date 12 months after the termination of the Optionee’s Service by reason of Retirement or Disability, or such later date as the Board of Directors may determine.

The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination). The balance of such Options shall lapse when the Optionee’s Service terminates. In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Shares had vested before the Optionee’s Service terminated (or vested as a result of the termination).

Notwithstanding the foregoing provisions of this Section 6(h), in the event an Option is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Option shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

     (i) Leaves of Absence. For purposes of Subsection (h) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

     (j) Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i)	The expiration date determined pursuant to Subsection (g) above; or

(ii)	The date 12 months after the Optionee’s death.

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death or became exercisable as a result of the death. The balance of such Options shall lapse when the Optionee dies.

     (k) No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by the Optionee’s Option until such person becomes entitled to receive such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

     (l)  Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option.

     (m)  Buyout Provisions. The Board of Directors may at any time (i) offer to buy out for a payment in cash an Option previously granted or (ii) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Board of Directors shall establish; provided however, the Board of Directors may only act in a manner that either complies with the applicable requirements of Section 409A of the Code, or does not result in the deferral of compensation within the meaning of Section 409A of the Code. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Board of Directors may determine.

     (n)  Annual Limit on Incentive Stock Options. The aggregate Fair Market Value (determined as of the grant date) of Stock of the Company with respect to which all Incentive Stock Options first become exercisable by any Participant in any calendar year under this or any other plan of the Company and its Subsidiaries may not exceed One Hundred Thousand Dollars ($100,000) or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed One Hundred Thousand Dollars ($100,000), or other applicable amount, such stock options to the extent of the Stock in excess of such limit shall be treated as Nonqualified Stock Options. In such case, the Company may designate the shares of Stock that are to be treated as Stock acquired pursuant to the exercise of an Incentive Stock Option.

SECTION 7. Payment For Shares.

     (a)  General Rule. The entire Purchase Price or Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when such Shares are purchased, except as otherwise provided in this Section 6.

     (b)  Surrender of Stock. To the extent that a Stock Option Agreement so provides, all or any part of the Exercise Price may be paid by surrendering Shares that are already owned by the Optionee. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

     (c)  Exercise/Sale. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     (d)  Exercise/Pledge. To the extent that a Stock Option Agreement so provides, and if the Stock is publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

SECTION 8. Adjustment Of Shares; Reorganizations and Liquidations.

     (a)  General. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Stock, a combination or consolidation of the outstanding Stock into a lesser number of Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future Awards, (ii) the number of Shares covered by each outstanding Option (iii) the Exercise Price under each outstanding Option, and (iv) any other equitable adjustments the Board of Directors deems necessary.

     (b)  Mergers and Consolidations. In the event that the Company is a party to a merger or other reorganization, outstanding Options shall be subject to the agreement of merger or consolidation. Such agreement may provide for:

(i)      The continuation of such outstanding Options by the Company (if the Company is the surviving corporation);

(ii)      The assumption of the Plan and such outstanding Options by the surviving corporation or its parent;

(iii)      The substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding Options;

(iv)      Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v)      Settlement of the full value of the outstanding Awards in cash followed by cancellation of such Awards.

Provided, however, that to the extent an Option is subject to Section 409A of the Code, any such provisions shall be in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.

     (c)  Dissolution or Liquidation. To the extent not previously exercised, Options shall terminate immediately prior to the dissolution or liquidation of the Company.

     (d)  Reservation of Rights. Except as provided in this Section 8, an Optionee or Purchaser shall have no rights by reason of (i) any subdivision or consolidation of shares of stock of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of stock of any class. Any issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9. Securities Law Requirements..

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 10. No Retention Rights.

     Nothing in the Plan or in any Award or Option granted under the Plan shall confer upon the Participant or Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser or Optionee) or of the Participant or Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

SECTION 11. Duration and Amendments.

     (a)  Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

     (b)  Right to Amend or Terminate the Plan. The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan (i) which increases the number of Shares available for issuance under the Plan (except as provided in Section 7), or (ii) which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company’s stockholders. Stockholder approval shall not be required for any other amendment of the Plan unless such approval is required or deemed necessary in order to comply with any applicable federal or state laws, or rules or regulations of any stock exchange or quotation system on which the Shares are listed.

     (c)  Effect of Amendment or Termination. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Share previously issued or any Option previously granted under the Plan.

SECTION 12. Withholding Taxes.

     (a)  General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make cash payment under the Plan until such obligations are satisfied.

     (b)  Share Withholding. The Board of Directors may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash.

SECTION 13. Definitions.

(a)	“Award” means any award of an Option or a Restricted Share under the Plan

(b)	“Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(c)	“Change in Control” shall mean:

	(i)	The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than 50% of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

	(ii)	The sale, transfer or other disposition of all or substantially all of the Company’s assets; or

	(iii)	The acquisition by one person (or more than one person acting as a group) of stock possessing more than 50% of the total voting power of the Company during the 12-month period ending on the date of the most recent acquisition; or

	(iv)	The replacement of a majority of the members of the company’s Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the member so the board as constituted immediately prior to the date of such appointment or election.

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(d)	“Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean the Compensation Committee of the Board of Directors, as described in Section 2(a).

     (f)    “Company” shall mean Colorado Goldfields, Inc., a Colorado corporation.

     (g)   “Consultant” shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor, excluding Employees and Outside Directors.

     (h)   “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment. However, in the event that an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

     (i)   “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

     (j)   “Exercise Price” shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Stock Option Agreement.

     (k)   “Fair Market Value” means the market price of the Common Stock as reported on the Over-the-Counter Bulletin Board System or other securities exchange or quotation system that the Common Stock is listed on at the time. If the Common Stock is not listed on a securities exchange or quotation system, then Fair Market Value shall determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

     (l) “ISO” shall mean an employee incentive stock option described in Section 422(b) of the Code.

     (m) “Nonstatutory Option” shall mean a stock option not described in Sections 422(b) or 423(b) of the Code.

     (n) “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(o)	“Optionee” shall mean an individual who holds an Option.

(p)	“Outside Director” shall mean a member of the Board of Directors who is not an

Employee and who qualifies as an independent director as that term is defined by the NASDAQ Stock Market or other stock exchange or quotation system that the Company’s Shares are traded upon.

     (q)   “Parent” shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in such chain. An entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(r)	“Plan” shall mean this Colorado Goldfields, Inc. 2008 Stock Incentive Plan.

(s)	“Participant” means an individual or estate who holds an Award.

(t)	“Restricted Share” means a Share awarded under the Plan

     (u)   “Restricted Stock Agreement” means the agreement between the Company and recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.

     (v)   “Service” shall mean service as an Employee, Outside Director or Consultant.

(w) “Share” shall mean one share of Stock, as adjusted in accordance with Section 7 (if applicable).

     (x)   “Stock” shall mean the Common Stock of the Company.

     (y)   “Stock Option Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

     (z)   “Stock Purchase Agreement” shall mean the agreement between the Company and a Purchaser who acquires Shares under the Plan which contains the terms, conditions and restrictions pertaining to the acquisition of such Shares.

     (aa) “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 14. Execution.

     To record the adoption of the Plan by the Board of Directors, the Company has caused its authorized officer to execute the same.

COLORADO GOLDFIELDS, INC.

By: /s/ Todd C. Hennis
             Todd C. Hennis,
             Chief Executive Office

PROXY	PROXY

COLORADO GOLDFIELDS, INC. 10920 West Alameda Avenue, Suite 207 Lakewood, Colorado 80226 Fax (303) 569-0156 csguyer@cologold.com

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of Colorado Goldfields, Inc. acknowledges receipt of the notice of the annual meeting of shareholders, to be held March 17, 2008, at 10:00 a.m., at the offices of Jackson Kelly PLLC, 1099 18th Street, Suite 2150, Denver, Colorado 80202 and hereby appoints Todd C. Hennis, with the power of substitution, as attorney and proxy to vote all the shares of the undersigned at the annual meeting and at all adjournments thereof, hereby ratifying and confirming all that the attorney and proxy may do or cause to be done by virtue hereof. The above-named attorney and proxy is instructed to vote all of the undersigned’s shares as follows:

1.	ELECTION OF DIRECTORS:
	☐	FOR all nominees listed below (except as indicated)

	☐	WITHHOLD AUTHORITY to vote for all nominees listed below.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:
		Todd C. Hennis	Eric Owens
		Bev Rich	Gary Schellenberg

2.	Proposal to approve our 2008 Stock Incentive Plan for purposes of qualifying the plan under Section 422 of the Internal Revenue Code.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Ratification of the appointment of GHP Horwath, P.C. as our independent registered public accounting firm for the fiscal year ending August 31, 2008.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	Transaction of such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE 2008 STOCK INCENTIVE

PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF GHP HORWATH, P.C. AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY, AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

DATED: ___________________ 2008
SIGNATURE

SIGNATURE IF HELD JOINTLY
Please sign your name exactly as it appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY FAX, EMAIL OR MAIL AT THE COMPANY'S ADDRESS OR FAX NUMBER NOTED ABOVE. NOTE: SECURITIES DEALERS PLEASE STATE THE NUMBER OF SHARES VOTED BY THIS PROXY: _____________________________